UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2009 (April 20, 2009)

FUTURE NOW GROUP INC.
(Exact name of registrant as specified in its charter)

Nevada	333-136069	20-4237445
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Galleria Building, 61 Unquowa Rd.
Fairfield, Connecticut 06824
(Address of principal executive offices and Zip Code)

877-643-7244
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04    Triggering Events That Accelerate or Increase a Direct Financial Obligation

On April 13, 2009, Future Now Group Inc. (the “Company”), received two notice letters, each dated April 8, 2009 and addressed to the Company’s chief financial officer, William E. Schloth (the “Letters”).  Each of the Letters were written and signed on behalf of the lenders, Professional Traders Management, LLC and Professional Offshore Opportunity Fund, Ltd. (collectively referred to as “PTM”).

The first Letter stated that under Section 6 of a certain Secured Convertible Debenture, dated October 30, 2007in the principal amount of $333,333 (“SCD1”) (“Letter 1”), the Company was in default of SCD1 for non-payment, as a result of which PTM intends to begin a foreclosure process on SCD1 within five (5) business days, in order to recoup the unpaid principal amount and fees owed to them under the terms of SCD1.  Letter 1 did not specify the amount of unpaid principal and fees.

The second Letter stated that under Section 6 of a certain Secured Convertible Debenture, dated October 30, 2007in the principal amount of $1,666,667 (“SCD2”) (“Letter 2”), the Company was in default of SCD2 for non-payment, as a result of which PTM intends to begin a foreclosure process on SCD2, within five (5) business days, in order to recoup the unpaid principal amount and fees owed to them under the terms of SCD2.  Letter 2 did not specify the amount of unpaid principal and fees.

The Company is disputing the foreclosure process with regards to SCD1 and SCD2 and is currently is the process of negotiating with PTM.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUTURE NOW GROUP INC.

/s/ Jeffrey Eisenberg
Jeffrey Eisenberg
Chief Executive Officer, President and Director

Date: April 24, 2009